EXHIBIT 1.1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: March 5, 2021 02:53 PM Pacific Time Incorporation Number: BC0088814 Recognition Date: August 22, 1969 as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company: AVINO SILVER & GOLD MINES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address: 3200 - 650 WEST GEORGIA STREET VANCOUVER BC V6B 4P7 CANADA	Delivery Address: 3200 - 650 WEST GEORGIA STREET VANCOUVER BC V6B 4P7 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: 3200 - 650 WEST GEORGIA STREET VANCOUVER BC V6B 4P7 CANADA	Delivery Address: 3200 - 650 WEST GEORGIA STREET VANCOUVER BC V6B 4P7 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Robertson, Gary

Last Name, First Name, Middle Name:

WOLFIN, DAVID

Last Name, First Name, Middle Name:

Yee, Jasman

Last Name, First Name, Middle Name:

Bojtos, Peter

Last Name, First Name, Middle Name:

Andrews, Ronald

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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